UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2026

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	333-108715	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On January 26, 2026, Idaho Copper Corporation, (the “Company”) filed a Certificate of Designation with the Nevada Secretary of State. Pursuant to the Certificate of Designation, the Company’s board of directors designated 2,500,000 shares of the Company’s authorized but unissued preferred stock as “Series C Preferred Stock,” which have a par value of $0.001 per share, with a stated value of $5.00 per share, and established the rights, preferences and limitations thereof.

Issuance

Shares of Series C Preferred Stock may be issued by the Company (i) upon conversion of a convertible promissory note in an original principal amount of up to $3,000,000, based on the outstanding amount due and owing thereunder on its maturity date, and (ii) upon conversion, pursuant to comparable conversion provisions, of any additional convertible notes of like tenor that may be issued by the Company from time to time.

Dividends

The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Company’s board of directors in its sole and absolute discretion, out of funds legally available for that purpose.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to the holders of the Common Stock and any other class or series of capital stock of the Company now or hereafter issued, a distribution out of the assets of the Company in an amount per share equal to the stated value of $5.00 per share (Liquidation Preference”) before any distribution is made to the holders of Common Stock or any other class or series of capital stock. After payment in full of the Liquidation Preference to the holders of Series C Preferred Stock, the remaining assets of the Company, if any, shall be distributed to the holders of Common Stock and any other class or series of capital stock in accordance with their respective rights and preferences.

Conversion

Outstanding shares of Series C Preferred Stock may be converted, at the option of holder, at the “Conversion Price”. The Conversion Price shall be the value per share of Common Stock of the Company, on a fully-diluted basis, as determined by an independent, reputable third-party valuation firm to be mutually agreed upon by the Company and the holder (the “Valuation Auditor”). The reasonable determination shall reflect the value of the Company as of the maturity date of the applicable promissory note. The determination of the Valuation Auditor shall be final and binding absent manifest error.

Voting

Except as otherwise required by law, the holders of Series C Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on all matters submitted to a vote or written consent of the stockholders of the Company, with each share of Series C Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock on an as-converted basis. Except as otherwise required by law, the holders of Series C Preferred Stock shall have no separate class voting rights.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is attached as Exhibit 3.1 and to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.
3.1	Certificate of Designation of the Rights and Preferences and Limitations of the Series C Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2026

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Chief Financial Officer